UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

South Jersey Industries, Inc.
(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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South Jersey Industries, Inc.
1 South Jersey Plaza
Folsom, New Jersey 08037

IMPORTANT NOTICE FROM SOUTH JERSEY INDUSTRIES, INC.

ADDITIONAL INFORMATION REGARDING THE SPECIAL MEETING OF
STOCKHOLDERS TO BE HELD ON FRIDAY, OCTOBER 16, 2020

The following Notice of Change of Location (the “Notice”) supplements and relates to the original Notice of Special Meeting and Proxy Statement (the “Proxy Statement”) of South Jersey Industries, Inc. (the “Company”), dated August 31, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting of Stockholders to be held on Friday, October 16, 2020. In addition, on October 7, 2020, the Company issued the following press release related to the change to a virtual format. This Notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about October 7, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY
STATEMENT AND ORIGINAL NOTICE.

NOTICE OF CHANGE OF LOCATION OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 16, 2020

To the Stockholders of South Jersey Industries, Inc.:

Due to the public health impact of the coronavirus outbreak (COVID-19) and out of an abundance of caution to support the health and well-being of our employees and stockholders, NOTICE IS HEREBY GIVEN that the location of the Special Meeting of Stockholders (the “Special Meeting”) of South Jersey Industries, Inc. (the “Company”) has been changed  and the Special Meeting will be held in a virtual meeting format only, via webcast. As previously announced, the Special Meeting will be held on Friday, October 16, 2020 at 9:00 a.m., Eastern Daylight Time. You will not be able to physically attend the Special Meeting in person.

As described in the proxy materials for the Special Meeting previously distributed, you are entitled to participate in the Special Meeting if you were a stockholder as of the close of business on August 24, 2020, the record date, or hold a legal proxy for the Special Meeting provided by your bank, broker, or other holder of record. To participate in the Special Meeting, you must go to the Special Meeting website at www.virtualshareholdermeeting.com/SJI2020SM, and enter the control number found on your proxy card, voting instruction form or notice of internet availability of proxy materials you previously received.

Registered holders may also obtain their control number by accessing https://shareholder.broadridge.com/sji/ or by calling Broadridge at 1-888-754-3100.

The list of stockholders entitled to vote at the Special Meeting will be accessible and you may vote during the Special Meeting by following the instructions that will be available on the Special Meeting website during the Special Meeting.  Whether or not you plan to participate in the Special Meeting, we urge you to vote and submit your proxy in advance of the Special Meeting by one of the methods described in the proxy materials for the Special Meeting. If you have already voted, you do not need to vote again. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Special Meeting.

If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the Special Meeting website login page at www.virtualshareholdermeeting.com/SJI2020SM.

By Order of the Board of Directors,

Edythe Nipper

Corporate Secretary

October 7, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 16, 2020: The materials for the Special Meeting on October 16, 2020 at 9:00 a.m. Eastern Daylight Time will be accessible at www.virtualshareholdermeeting.com/SJI2020SM.  The Company’s proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available on the Investor Relations page of our website at www.sjindustries.com. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

Investor Contact: Dan Fidell (609) 561-9000 ext. 7027 dfidell@sjindustries.com Media Contact: Marissa Travaline (609) 561-9000 ext. 4227 mtravaline@sjindustries.com

SJI Announces Change to Virtual Meeting Format for Special Meeting of Shareholders

FOLSOM, NJ, October 7, 2020 – SJI (NYSE: SJI) today announced a format change for its Special Meeting of Shareholders from a virtual or in-person optional meeting to a virtual-only format.

As SJI responds to the global COVID-19 pandemic, the decision was made to move the meeting to a full virtual format in order to best protect the health and safety of shareholders, employees and their families. As previously announced, the Special Meeting of Shareholders will be held on October 16, 2020 at 9:00 a.m. EDT.

To attend the meeting, shareholders will need to visit www.virtualshareholdermeeting.com/SJI2020SM. Note, to participate shareholders will also need their control number, found on their proxy materials. As described in the proxy materials, all SJI shareholders are entitled to join the meeting and submit questions. Only SJI shareholders as of close of business on August 24, 2020, the record date for the Special Meeting, are eligible to vote at the virtual meeting.

For additional information, please refer to the supplemental proxy materials filed today with the SEC.

About SJI
SJI (NYSE: SJI), an energy services holding company based in Folsom, NJ, delivers energy services to its customers through three primary subsidiaries. SJI Utilities, SJI’s regulated natural gas utility business, delivers safe, reliable, affordable natural gas to approximately 700,000 South Jersey Gas and Elizabethtown Gas customers in New Jersey. SJI’s non-utility businesses within South Jersey Energy Solutions promote efficiency, clean technology and renewable energy by providing customized wholesale commodity marketing and fuel management services; and developing, owning and operating on-site energy production facilities. SJI Midstream houses the company’s interest in the PennEast Pipeline Project. Visit sjindustries.com for more information about SJI and its subsidiaries.

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